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                                                             EXHIBIT (m)(1)

                           HEARTLAND VALUE FUND, INC.
                                RULE 12b-1 PLAN

1. Payments by Heartland Group, Inc. (the "Fund") to promote the Sale of the Fund's Shares

          (a) The Fund will pay the Distributor of the Fund's shares a fee of up to 0.30% per annum of the Fund's average daily net assets. The Distributor may pay a portion of this fee, not to exceed 0.25% per annum of the Fund's average daily net assets, to any securities dealer, financial institution or any other Person (the "Recipient") who renders assistance in distributing or promoting the sale of the Fund's shares pursuant to a written agreement (the "Related Agreement"). To the extent such fee is not paid to such persons, the Distributor may use the fee for its expenses of distribution of the Fund's Shares. Payment of the distribution fee shall be made quarterly within 30 days after the close of the quarter for which the fee is payable upon the Distributor forwarding the Fund the written report required by Section 2 of this plan; provided that the aggregate payments by the Fund under this plan in any month to the Distributor and all Recipients shall not exceed 0.30% of the Fund's average net assets for that quarter; and provided further that no fee shall be paid in excess of the distribution expenses verified in a written report and submitted by the Distributor to the board of directors as required under Section 2 of this plan.

          (b) No Related Agreement shall be entered into, and no payments shall be made pursuant to any Related Agreement, unless such Related Agreement is in writing and has first been delivered to and approved by a vote of a majority of the board of directors of the Fund, and of a majority of the members of the board of directors of the Fund who are not Interested Persons of the Fund and have no direct or indirect financial interest in the operation of the plan or in any Related Agreement (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting on such Related Agreement.

          (c) Any Related Agreement shall describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, compensation to the Recipient.

          (d) No Related Agreement may be entered into unless it provides that it may be terminated at any time, without the payment of any penalty, by vote of a majority of the Disinterested Directors or by vote of a majority of the outstanding voting securities of the Fund on not more than 60 days' written notice to the other party to the Related Agreement and that the Related Agreement shall automatically terminate in the event of its assignment as defined in the Investment Company Act of 1940.

          (e) Any Related Agreement shall continue in effect for a period of more than one year from the date of its execution or adoption only if it provides that such continuance is specifically approved at least annually by a vote of a majority of the board of directors of the Fund, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such Related Agreement.
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2.   Quarterly Reports

          The Distributor shall provide to the board of directors, and the board of directors shall review, at least quarterly, a written report of all amounts expended pursuant to this plan. This report shall include the identity of the Recipient of each payment and the purpose for which the amounts were expended and such other information as the board of directors may reasonably request.

3.   Effective Date and Duration of the Plan

          This plan shall become effective immediately upon approval by both (a) the vote of a majority of the board of directors of the Fund, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on the approval of the plan and (b) the vote of a majority of the outstanding voting securities of the Fund. This plan shall continue in effect for a period of one year from its effective date unless terminated pursuant to its terms. Thereafter, this plan shall continue from year to year, provided that such continuance is approved at least annually by a vote of a majority of the board of directors of the Fund, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such continuance. This plan may be terminated at any time by the vote of a (a) a majority of the board of directors, (b) a majority of the Disinterested Directors or (c) a majority of the outstanding voting securities of the Fund.

4.   Selection of Disinterested Directors

          During the period in which this plan is effective, the selection and nomination of those directors of the Fund who are Disinterested Directors of the Fund shall be committed to the discretion of the Disinterested Directors.

5.   Amendments

          All material amendments of this plan shall be in writing and shall be approved by a vote of a majority of the board of directors of the Fund, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such amendment. This plan may not be amended to increase materially the amount to be spent by the Fund hereunder without approval by a majority of the outstanding voting securities of the Fund.

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                             THE MILWAUKEE COMPANY
                           250 East Wisconsin Avenue
                              Milwaukee, WI 53202


                                                                , 1984
                                                ----------------



Dear Sirs:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a plan of distribution adopted by Heartland Value Fund, Inc. (the "Fund") pursuant to Rule 12b-1 (the "Plan") under the Investment Company Act of 1940 (the "Act"). The Plan and this related agreement have been approved by a majority of the Directors of the Fund including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any related agreements (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan has also been approved by a vote of at least a majority of the Fund's outstanding voting securities, as defined in the Act.

     1. To the extent you provide distribution and marketing services in the promotion of the Fund's shares, including furnishing services and assistance to your customers who invest in and own Fund shares, including, but not limited to, answering routine inquiries regarding the Fund, assisting in changing distribution options, account designations and addresses, we shall pay you a fee of .25% on an annual basis of the net asset value of Fund shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Fund or its Agent, designate your firm as the Customer's dealer of record. We shall make the determination of the net asset value of such fund shares on or about the 45th day of each such quarter. No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund or by us as Agent within seven (7) business days after the date of our confirmation of such purchase. No such quarterly fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer's Fund shares will be less than $1.00. Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

     2. You shall furnish us and the Fund with such information as shall reasonably be requested by the Directors of the Fund with respect to the fees paid to you pursuant to this Agreement.

                                      -3-
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     3.   We shall furnish to the Directors of the Fund, for their review, on a quarterly basis a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

     4. This Agreement may be terminated by the vote of a majority of the Disinterested Directors of the Fund or by a vote of a majority of the Fund's outstanding shares on sixty (60) days' written notice, without payment of any penalty. It will be terminated by any act which terminates either the Distribution Agreement between the Fund and us or the Dealer Agreement between your firm and us and shall terminate immediately in the event of its assignment as that term is defined in the Act.

     5. The provisions of the Distribution Agreement between the Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. This agreement shall become effective on the effective date of said Distribution Agreement and shall continue in full force and effect so long as the continuance of the Distribution Agreement and the Plan and this Agreement are approved at least annually by a vote of the non-interested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if marked or telegraphed to you at the address specified by you below. This agreement shall be effective when accepted by you below and shall be construed under the laws of the State of Wisconsin.

                             THE MILWAUKEE COMPANY

By
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                             (Authorized Signature)

Accepted:

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                                (Dealer's Name)

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                                (Street Address)


    ------------------------------------------------------------------------
    (City)                         (State)                            (ZIP)


By
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                        (Authorized Signature of Dealer)

                                      -4-